UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2015

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#46-5622433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The registrant held its Annual Meeting on March 10, 2015.  A total of 16,420,715 shares of Common Stock, representing approximately 64.7 % of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1:   All of the nominees for director were elected to serve a three-year term until the 2018 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld
Dr. Irach B. Taraporewala	5,866,885	1,352,288
Dr. Jason S. Slakter	5,815,421	1,403,752

Proposal 2:   The Company’s stockholders approved of an amendment increasing the 2014 Stock Incentive Plan from 1,500,000 shares to 2,750,000 shares, by the votes set forth in the table below:

For	Against	Abstain
5,171,167	2,033,637	14,369

Proposal 3:   The appointment of MaloneBailey LLP as the Company's independent registered public accountants for fiscal 2015 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstain
16,391,945	3,904	24,864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO Dated: March 11, 2015